Exhibit 99.1

MP Materials Announces Pricing of Upsized $650 Million Public Offering

LAS VEGAS, NV – July 16, 2025 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”) announced today the pricing of an upsized underwritten public offering of common stock. The Company is selling 11,818,181 shares of common stock in the Offering at a public offering price of $55.00 per share. The aggregate gross proceeds to the Company from the Offering are expected to be approximately $650 million, before deducting underwriting discounts and commissions and other offering expenses. All shares of common stock to be sold in the offering will be offered by the Company. The Company has also granted the underwriters a 30-day option to purchase up to an additional 1,772,727 shares of its common stock, solely to cover over-allotments, at the public offering price per share, less underwriting discounts and commissions.

The Company currently intends to use the net proceeds from the Offering to fund the acceleration and expansion of our operations, including the 10X Facility, for strategic growth opportunities and for general corporate purposes. The offering is expected to close on July 18, 2025, subject to the satisfaction of customary closing conditions.

J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as lead joint book-running managers of the Offering. Morgan Stanley & Co. LLC is also acting as a book-running manager.

A shelf registration statement relating to the offered securities was filed with the Securities and Exchange Commission (the “SEC”) and was automatically effective upon filing on February 28, 2025. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed, and a final prospectus supplement and accompanying prospectus relating to the offering will be filed, with the SEC and will be available on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, from the offices of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; or the offices of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MP Materials

MP Materials (NYSE: MP) is America’s only fully integrated rare earth producer with capabilities spanning the entire supply chain—from mining and processing to advanced metallization and magnet manufacturing. We extract and refine materials from one of the world’s richest rare earth deposits in California and manufacture the world’s strongest and most efficient permanent magnets. Our products enable innovation across critical sectors of the modern economy, including transportation, energy, robotics, defense, and aerospace.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, expectations regarding the proposed offering of our common stock and the use of proceeds therefrom, and the closing of the public offering. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MP Materials. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, those discussed in MP Materials’ Form 10-K filed with the SEC on February 28, 2024, Form 10-Q filed with the SEC on May 9, 2025 and Current Reports on Form 8-K filed with the SEC, in each case under the heading “Risk Factors,” and other documents filed by MP Materials with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that MP Materials does not presently know or that MP Materials currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MP Materials’ expectations, plans or forecasts of future events and views as of the date of this press release. MP Materials anticipates that subsequent events and developments will cause MP Materials’ assessments to change. However, while MP Materials may elect to update these forward-looking statements at some point in the future, MP Materials specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing MP Materials’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investors:

Martin Sheehan

IR@mpmaterials.com

Media:

Matt Sloustcher

media@mpmaterials.com